Exhibit 99.4

Deutsche Bank

Financial Data Supplement Q4 2019

30 January 2020

Q4 2019 Financial Data Supplement

Due to rounding, numbers presented throughout this document may not sum precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

All segment figures reflect the segment composition as of the fourth quarter 2019, subject to potential refinements to the business perimeter consistent with our overall strategic transformation.

On January 1, 2018, IAS 39 was replaced by IFRS 9. As the transition rules of IFRS 9 do not require a retrospective application to prior periods, the initial adoption effect is reflected in the opening balance of Shareholders' equity for the financial year 2018. The comparative period 2017 in this report is presented in the structure according to IAS 39.

As historical 2017 Credit Risk information based on IAS 39 has not been restated, the 2017 information is not presented in this document.

The figures in this document are preliminary and unaudited. Our Annual Report 2019 and SEC Form 20-F are scheduled to be published on 20 March 2020.

Summary

	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Group financial targets														
Post-tax return on average tangible shareholders' equity[1,2]	(2.0) %	0.3 %	2.1 %	1.0 %	(3.7) %	(0.1) %	0.7 %	(24.3) %	(7.3) %	(12.6) %	(10.9) %	(8.9)ppt	(5.3)ppt	(10.8)ppt
Adjusted costs ex. transformation charges, in € bn.[1,2,3]	23.9	6.3	5.6	5.5	5.4	22.8	5.9	5.3	5.2	5.1	21.6	(5.9)%	(2.6)%	(5.2)%
Cost/income ratio[1]	93.4 %	92.6 %	87.8 %	90.3 %	101.2 %	92.7 %	93.2 %	112.6 %	109.7 %	119.6 %	108.2 %	18.4 ppt	9.8 ppt	15.6 ppt
Common Equity Tier 1 capital ratio[1,4,5]	14.0 %	13.4 %	13.7 %	14.0 %	13.6 %	13.6 %	13.7 %	13.4 %	13.4 %	13.6 %	13.6 %	0.1 ppt	0.2 ppt	0.1 ppt
Leverage ratio (fully loaded)[1,6]	3.8 %	3.7 %	4.0 %	4.0 %	4.1 %	4.1 %	3.9 %	3.9 %	3.9 %	4.2 %	4.2 %	0.1 ppt	0.2 ppt	0.1 ppt
Key Financial Metrics														
Statement of Income														
Total net revenues, in € bn.	26.4	7.0	6.6	6.2	5.6	25.3	6.4	6.2	5.3	5.3	23.2	(4.1)%	1.6 %	(8.5)%
Provision for credit losses, in € bn.	0.5	0.1	0.1	0.1	0.3	0.5	0.1	0.2	0.2	0.2	0.7	(2.1)%	40.6 %	37.9 %
Noninterest expenses, in € bn.	24.7	6.5	5.8	5.6	5.6	23.5	5.9	7.0	5.8	6.4	25.1	13.4 %	10.8 %	6.9 %
Profit (loss) before tax, in € bn.	1.2	0.4	0.7	0.5	(0.3)	1.3	0.3	(0.9)	(0.7)	(1.3)	(2.6)	N/M	88.1 %	N/M
Profit (loss) attributable to Deutsche Bank shareholders, in € bn.	(1.1)	0.0	0.3	0.1	(0.5)	(0.1)	0.1	(3.3)	(0.9)	(1.6)	(5.7)	N/M	70.0 %	N/M
Balance Sheet														
Total assets, in € bn.[4]	1,475	1,478	1,421	1,380	1,348	1,348	1,437	1,436	1,501	1,298	1,298	(4)%	(14)%	(4)%
Net assets, in € bn.[1,4]	1,095	1,088	1,026	1,016	1,010	1,010	1,063	1,022	1,019	946	946	(6)%	(7)%	(6)%
Loans (gross of allowance for loan losses), in € bn.[4]	406	392	395	398	405	405	415	419	431	434	434	7 %	1 %	7 %
Deposits, in € bn.[4]	582	572	558	553	564	564	575	577	584	572	572	1 %	(2)%	1 %
Allowance for loan losses, in € bn.[4]	4	4	4	4	4	4	4	4	4	4	4	(6)%	(2)%	(6)%
Shareholders' equity, in € bn.[4]	63	62	63	63	62	62	63	59	58	56	56	(11)%	(4)%	(11)%
Resources														
Risk-weighted assets, in € bn. (fully loaded)[4,5]	344	354	348	342	350	350	347	347	344	324	324	(8)%	(6)%	(8)%
of which Operational risk RWA, in € bn. (fully loaded)[4]	92	93	93	91	92	92	86	84	79	73	73	(21)%	(7)%	(21)%
Leverage exposure (fully loaded), in € bn.[6]	1,395	1,409	1,324	1,305	1,273	1,273	1,345	1,304	1,291	1,168	1,168	(8)%	(10)%	(8)%
Tangible shareholders' equity (Tangible book value), in € bn.	54	54	54	54	54	54	55	52	51	50	50	(8)%	(4)%	(8)%
Liquidity reserves, in € bn.	280	279	279	268	259	259	260	246	243	222	222	(14)%	(8)%	(14)%
Employees (full-time equivalent)[4]	97,535	97,130	95,429	94,717	91,737	91,737	91,463	90,866	89,958	87,597	87,597	(5)%	(3)%	(5)%
Branches[4]	2,425	2,407	2,346	2,242	2,064	2,064	2,057	1,994	1,972	1,931	1,931	(6)%	(2)%	(6)%
Ratios														
Post-tax return on average shareholders' equity[1]	(1.7) %	0.3 %	1.8 %	0.8 %	(3.2) %	(0.1) %	0.6 %	(21.2) %	(6.4) %	(11.1) %	(9.5) %	(7.9)ppt	(4.7)ppt	(9.4)ppt
Provision for credit losses as a % of loans, in bps	13	9	10	9	25	13	13	15	16	23	17	(2)bps	6 bps	4 bps
Loan-to-deposit ratio	69.7 %	68.5 %	70.8 %	72.1 %	71.7 %	71.7 %	72.1 %	72.7 %	73.7 %	75.8 %	75.8 %	4.1 ppt	2.1 ppt	4.1 ppt
Common Equity Tier 1 capital ratio (phase-in)[1,4,7]	14.8 %	13.4 %	13.7 %	14.0 %	13.6 %	13.6 %	13.7 %	13.4 %	13.4 %	13.6 %	13.6 %	0.1 ppt	0.2 ppt	0.1 ppt
Leverage ratio (phase-in)[1]	4.1 %	4.0 %	4.2 %	4.2 %	4.3 %	4.3 %	4.1 %	4.2 %	4.2 %	4.3 %	4.3 %	(0.0)ppt	0.2 ppt	(0.0)ppt
Liquidity coverage ratio	140%	147%	147%	148%	140%	140%	141%	147%	139%	141%	141%	1 ppt	2 ppt	1 ppt
Per Share information														
Basic earnings per share[8]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	N/M	76 %	N/M
Diluted earnings per share[1,8]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	N/M	76 %	N/M
Book value per basic share outstanding[1]	€ 30.16	€ 29.53	€ 29.83	€ 29.75	€ 29.69	€ 29.69	€ 29.84	€ 27.77	€ 27.61	€ 26.37	€ 26.37	(11)%	(4)%	(11)%
Tangible book value per basic share outstanding[1]	€ 25.94	€ 25.70	€ 25.91	€ 25.81	€ 25.71	€ 25.71	€ 25.86	€ 24.49	€ 24.36	€ 23.41	€ 23.41	(9)%	(4)%	(9)%

For footnotes please refer to page 28.

Consolidated Statement of Income

(In € m.)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Interest and similar income	23,542	5,995	6,414	5,991	6,393	24,793	6,502	6,805	6,299	5,543	25,149	(13)%	(12)%	1 %
Interest expense	11,164	3,044	2,950	2,601	3,006	11,601	3,199	3,174	2,865	2,161	11,400	(28)%	(25)%	(2)%
Net interest income	**12,378**	**2,951**	**3,465**	**3,390**	**3,387**	**13,192**	**3,303**	**3,630**	**3,434**	**3,382**	**13,749**	**(0)%**	**(1)%**	**4 %**
Provision for credit losses	525	88	95	90	252	525	140	161	175	247	723	(2)%	41 %	38 %
Net interest income after provision for credit losses	**11,853**	**2,863**	**3,369**	**3,300**	**3,135**	**12,667**	**3,163**	**3,469**	**3,258**	**3,135**	**13,026**	**0 %**	**(4)%**	**3 %**
Commissions and fee income	11,002	2,652	2,634	2,421	2,332	10,039	2,382	2,484	2,316	2,339	9,520	0 %	1 %	(5)%
Net gains (losses) on financial assets/liabilities at fair value through P&L	2,926	1,149	147	320	(284)	1,332	769	213	(578)	(211)	193	(26)%	(64)%	(85)%
Net gains (losses) on financial assets at fair value through OCI	N/A	154	125	58	(20)	317	46	24	167	23	260	N/M	(86)%	(18)%
Net gains (losses) on financial assets at amortized cost	N/A	2	(0)	0	0	2	0	1	(1)	0	0	138 %	N/M	(78)%
Net gains (losses) on financial assets available for sale	479	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/M	N/M	N/M
Net income (loss) from equity method investments	137	102	74	21	22	219	33	45	8	23	110	5 %	190 %	(50)%
Other income (loss)	(475)	(34)	146	(36)	138	215	(183)	(195)	(84)	(208)	(669)	N/M	149 %	N/M
Total noninterest income	**14,070**	**4,026**	**3,126**	**2,785**	**2,188**	**12,124**	**3,048**	**2,573**	**1,829**	**1,967**	**9,416**	**(10)%**	**8 %**	**(22)%**
Memo: Net revenues	**26,447**	**6,976**	**6,590**	**6,175**	**5,575**	**25,316**	**6,351**	**6,203**	**5,262**	**5,349**	**23,165**	**(4)%**	**2 %**	**(8)%**
Compensation and benefits	12,253	3,002	3,050	2,859	2,903	11,814	2,866	2,813	2,773	2,691	11,142	(7)%	(3)%	(6)%
General and administrative expenses	11,973	3,456	2,552	2,642	2,637	11,286	3,070	3,089	2,776	3,317	12,253	26 %	19 %	9 %
Impairment of goodwill and other intangible assets	21	0	0	0	0	0	0	1,035	2	(0)	1,037	N/M	N/M	N/M
Restructuring activities	447	(1)	182	77	102	360	(17)	50	224	387	644	N/M	73 %	79 %
Noninterest expenses	**24,695**	**6,457**	**5,784**	**5,578**	**5,642**	**23,461**	**5,919**	**6,987**	**5,774**	**6,395**	**25,076**	**13 %**	**11 %**	**7 %**
Profit (loss) before tax	**1,228**	**432**	**711**	**506**	**(319)**	**1,330**	**292**	**(946)**	**(687)**	**(1,293)**	**(2,634)**	**N/M**	**88 %**	**N/M**
Income tax expense (benefit)	1,963	312	310	277	90	989	91	2,204	145	191	2,630	113 %	32 %	166 %
Profit (loss)	**(735)**	**120**	**401**	**229**	**(409)**	**341**	**201**	**(3,150)**	**(832)**	**(1,483)**	**(5,265)**	**N/M**	**78 %**	**N/M**
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	27	35	125	110 %	29 %	68 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	**(751)**	**120**	**361**	**211**	**(425)**	**267**	**178**	**(3,190)**	**(859)**	**(1,518)**	**(5,390)**	**N/M**	**77 %**	**N/M**
Profit (loss) attributable to additional equity components	325	77	80	81	82	319	81	82	83	83	328	2 %	0 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders	**(1,076)**	**43**	**282**	**130**	**(507)**	**(52)**	**97**	**(3,272)**	**(942)**	**(1,602)**	**(5,718)**	**N/M**	**70 %**	**N/M**
Ratios:[1]														
Net interest margin	1.2%	1.2%	1.4%	1.4%	1.4%	1.3%	1.4%	1.5%	1.4%	1.5%	1.5%	0.1 ppt	0.1 ppt	0.1 ppt
Average yield on loans	3.0%	3.1%	3.4%	3.4%	3.3%	3.3%	3.4%	3.3%	3.3%	3.1%	3.3%	(0.2)ppt	(0.1)ppt	0.0 ppt
Cost/income ratio	93.4 %	92.6 %	87.8 %	90.3 %	101.2 %	92.7 %	93.2 %	112.6 %	109.7 %	119.6 %	108.2 %	18.4 ppt	9.8 ppt	15.6 ppt
Compensation ratio	46.3 %	43.0 %	46.3 %	46.3 %	52.1 %	46.7 %	45.1 %	45.3 %	52.7 %	50.3 %	48.1 %	(1.8)ppt	(2.4)ppt	1.4 ppt
Noncompensation ratio	47.0 %	49.5 %	41.5 %	44.0 %	49.1 %	46.0 %	48.1 %	67.3 %	57.0 %	69.2 %	60.1 %	20.1 ppt	12.2 ppt	14.1 ppt
Costs:														
Noninterest expenses	**24,695**	**6,457**	**5,784**	**5,578**	**5,642**	**23,461**	**5,919**	**6,987**	**5,774**	**6,395**	**25,076**	**13 %**	**11 %**	**7 %**
Impairment of goodwill and other intangible assets	21	0	0	0	0	0	0	1,035	2	(0)	1,037	N/M	N/M	N/M
Litigation charges, net	213	66	(31)	14	39	88	(17)	164	113	213	473	N/M	89 %	N/M
Restructuring and severance	570	41	239	103	181	563	6	92	234	473	805	161 %	102 %	43 %
Adjusted costs	**23,891**	**6,350**	**5,577**	**5,462**	**5,422**	**22,810**	**5,930**	**5,696**	**5,426**	**5,709**	**22,761**	**5 %**	**5 %**	**(0)%**
Transformation charges[1]	0	0	0	0	0	0	0	351	186	608	1,145	N/M	N/M	N/M
Adjusted costs ex. transformation charges[2,3]	**23,891**	**6,350**	**5,577**	**5,462**	**5,422**	**22,810**	**5,930**	**5,345**	**5,240**	**5,102**	**21,616**	**(6)%**	**(3)%**	**(5)%**

For footnotes please refer to page 28.

Net revenues - Segment view[11]

(In € m.)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Corporate Bank:														
Global Transaction Banking	4,030	931	1,066	907	998	3,901	987	936	978	942	3,842	(6)%	(4)%	(2)%
Commercial Banking	1,346	333	320	353	356	1,362	356	359	358	350	1,422	(2)%	(2)%	4 %
Total Corporate Bank	5,376	1,264	1,386	1,260	1,353	5,263	1,343	1,295	1,335	**1,291**	**5,264**	(5)%	(3)%	0 %
of which:														
Net interest income	2,433	544	556	598	629	2,327	633	632	681	634	2,579	1 %	(7)%	11 %
Commission and fee income	2,341	540	560	543	571	2,214	540	549	529	531	2,150	(7)%	0 %	(3)%
Remaining income	603	180	270	119	154	722	170	113	126	126	535	(18)%	1 %	(26)%
Investment Bank:														
Fixed Income, Currency (FIC) Sales & Trading	6,679	1,859	1,469	1,409	909	5,646	1,646	1,472	1,229	1,188	5,534	31 %	(3)%	(2)%
Origination & Advisory	2,061	460	530	406	388	1,784	416	362	488	340	1,606	(12)%	(30)%	(10)%
Other	(438)	25	39	(74)	48	37	(79)	(21)	(71)	(8)	(179)	N/M	(88)%	N/M
Total Investment Bank	8,303	2,344	2,038	1,741	1,344	7,467	1,983	1,813	1,646	**1,520**	**6,961**	13 %	(8)%	(7)%
Private Bank:														
Private Bank Germany	5,253	1,505	1,318	1,335	1,295	5,453	1,343	1,296	1,267	1,209	5,116	(7)%	(5)%	(6)%
Private & Commercial Business International[12]	1,457	374	376	341	349	1,441	359	366	358	358	1,442	3 %	(0)%	0 %
Wealth Management	2,022	426	471	418	433	1,748	427	429	411	419	1,687	(3)%	2 %	(3)%
Total Private Bank	8,732	2,305	2,164	2,094	2,077	8,641	2,129	2,092	2,037	**1,986**	**8,245**	(4)%	(3)%	(5)%
of which:														
Net interest income	5,120	1,298	1,301	1,285	1,334	5,217	1,317	1,290	1,266	1,260	5,133	(6)%	(1)%	(2)%
Commission and fee income	2,994	776	722	700	628	2,826	748	705	724	748	2,925	19 %	3 %	4 %
Remaining income	617	232	141	109	115	598	65	97	47	(21)	187	N/M	N/M	(69)%
Asset Management:														
Management Fees	2,247	531	530	532	521	2,115	509	539	540	552	2,141	6 %	2 %	1 %
Performance & Transaction Fees	199	18	29	20	23	91	11	66	21	104	201	N/M	N/M	122 %
Other	86	(4)	1	14	(30)	(19)	5	(11)	(18)	15	(10)	N/M	N/M	(48)%
Total Asset Management	2,532	545	561	567	514	2,187	525	594	543	671	2,332	31 %	24 %	7 %
Corporate & Other	(539)	(64)	(102)	54	(8)	(120)	(17)	188	(76)	59	155	N/M	N/M	N/M
Core Bank[1]	24,403	6,396	6,047	5,716	5,280	23,438	5,964	5,982	5,484	5,528	22,957	5 %	1 %	(2)%
Capital Release Unit	2,044	581	544	459	294	1,878	387	221	(222)	(179)	208	N/M	(19)%	(89)%
Net revenues	26,447	6,976	6,590	6,175	5,575	25,316	6,351	6,203	5,262	5,349	23,165	(4)%	2 %	(8)%

For footnotes please refer to page 28.

(In € m, unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Global Transaction Banking	4,030	931	1,066	907	998	3,901	987	936	978	942	3,842	(6)%	(4)%	(2)%
Commercial Banking	1,346	333	320	353	356	1,362	356	359	358	350	1,422	(2)%	(2)%	4 %
Total net revenues	5,376	1,264	1,386	1,260	1,353	5,263	1,343	1,295	1,335	1,291	5,264	(5)%	(3)%	0 %
of which:														
Net interest income	2,433	544	556	598	629	2,327	633	632	681	634	2,579	1 %	(7)%	11 %
Commission and fee income	2,341	540	560	543	571	2,214	540	549	529	531	2,150	(7)%	0 %	(3)%
Remaining income	603	180	270	119	154	722	170	113	126	126	535	(18)%	1 %	(26)%
Provision for credit losses	41	16	17	24	87	145	44	61	76	104	286	20 %	37 %	97 %
Compensation and benefits	1,104	264	265	245	261	1,035	266	256	253	269	1,044	3 %	6 %	1 %
General and administrative expenses	2,746	793	660	659	668	2,780	745	753	766	906	3,169	36 %	18 %	14 %
Impairment of goodwill and other intangible assets[9]	6	0	0	0	0	0	0	491	2	(0)	492	N/M	N/M	N/M
Restructuring activities	20	(5)	19	6	11	31	(0)	13	5	119	137	N/M	N/M	N/M
Noninterest expenses	3,876	1,053	944	910	940	3,846	1,010	1,512	1,026	1,294	4,842	38 %	26 %	26 %
Noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	1,459	195	425	326	327	1,273	288	(278)	233	(107)	137	N/M	N/M	(89)%
Balance Sheet and Resources														
Employees (front office full-time equivalent)[4]	7,649	7,445	7,387	7,357	7,353	7,353	7,440	7,499	7,516	7,428	7,428	1 %	(1)%	1 %
Total employees (full-time equivalent)[4,13]	15,294	14,349	14,144	14,039	13,804	13,804	13,863	13,889	13,851	13,577	13,577	(2)%	(2)%	(2)%
Assets[4,14]	248,335	229,091	237,581	250,581	215,177	215,177	239,934	231,063	234,312	227,703	227,703	6 %	(3)%	6 %
Risk-weighted assets (fully loaded)[4,5]	57,760	57,865	59,314	58,068	58,162	58,162	59,760	60,184	56,987	56,522	56,522	(3)%	(1)%	(3)%
of which Operational risk RWA (fully loaded)[4]	9,396	9,687	9,667	9,301	9,632	9,632	9,224	9,555	7,727	7,312	7,312	(24)%	(5)%	(24)%
Leverage exposure (fully loaded)[6,15]	275,580	261,547	274,636	282,745	247,137	247,137	266,359	260,625	263,535	262,505	262,505	6 %	(0)%	6 %
Deposits[4]	254,724	254,513	243,369	244,188	250,771	250,771	255,942	254,476	264,662	259,991	259,991	4 %	(2)%	4 %
Loans (gross of allowance for loan losses)[4]	112,379	108,245	108,727	111,524	112,949	112,949	115,293	117,510	118,897	118,311	118,311	5 %	(0)%	5 %
Allowance for loan losses[4]	983	813	859	834	939	939	946	925	950	989	989	5 %	4 %	5 %
Performance measures and Ratios[1]														
Net interest margin	N/M	1.9%	1.9%	2.0%	2.1%	2.0%	2.1%	2.1%	2.2%	2.0%	2.1%	(0.1)ppt	(0.2)ppt	0.1 ppt
Provision for credit losses as a % of loans, in bps	4	6	6	9	31	13	15	21	26	35	24	4 bps	10 bps	11 bps
Cost/income ratio	72.1 %	83.3 %	68.1 %	72.2 %	69.4 %	73.1 %	75.2 %	116.8 %	76.8 %	100.2 %	92.0 %	30.8 ppt	23.3 ppt	18.9 ppt
Post-tax return on average shareholders' equity[16]	9.1 %	5.1 %	12.1 %	8.9 %	8.7 %	8.6 %	7.9 %	(8.9) %	7.1 %	(4.1) %	0.5 %	(12.9)ppt	(11.2)ppt	(8.2)ppt
Post-tax return on average tangible shareholders' equity[2,16]	10.1 %	5.6 %	13.3 %	9.7 %	9.3 %	9.4 %	8.5 %	(9.4) %	7.2 %	(4.2) %	0.5 %	(13.5)ppt	(11.4)ppt	(8.9)ppt
Costs														
Noninterest expenses	3,876	1,053	944	910	940	3,846	1,010	1,512	1,026	1,294	4,842	38 %	26 %	26 %
Impairment of goodwill and other intangible assets[9]	6	0	0	0	0	0	0	491	2	(0)	492	N/M	N/M	N/M
Litigation charges, net	(142)	(0)	(6)	13	27	34	(0)	(12)	0	8	(4)	(71)%	N/M	N/M
Restructuring and severance	31	(0)	23	8	14	44	2	18	7	123	150	N/M	N/M	N/M
Adjusted costs	3,981	1,053	927	889	899	3,767	1,008	1,016	1,017	1,163	4,204	29 %	14 %	12 %
Transformation charges[1]	0	0	0	0	0	0	0	0	6	154	160	N/M	N/M	N/M
Adjusted costs ex. transformation charges	3,981	1,053	927	889	899	3,767	1,008	1,016	1,011	1,009	4,044	12 %	(0)%	7 %

For footnotes please refer to page 28.

Investment Bank

(In € m, unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Fixed Income, Currency (FIC) Sales & Trading	6,679	1,859	1,469	1,409	909	5,646	1,646	1,472	1,229	1,188	5,534	31 %	(3)%	(2)%
Equity Origination	178	51	54	40	39	184	14	35	37	37	123	(6)%	(2)%	(33)%
Debt Origination	1,407	330	327	283	205	1,145	292	244	321	260	1,117	27 %	(19)%	(2)%
Advisory	477	79	149	83	144	456	110	82	130	44	366	(70)%	(66)%	(20)%
Origination & Advisory	2,061	460	530	406	388	1,784	416	362	488	340	1,606	(12)%	(30)%	(10)%
Other	(438)	25	39	(74)	48	37	(79)	(21)	(71)	(8)	(179)	N/M	(88)%	N/M
Total net revenues	8,303	2,344	2,038	1,741	1,344	7,467	1,983	1,813	1,646	1,520	6,961	13 %	(8)%	(7)%
Provision for credit losses	51	41	(16)	1	45	70	7	44	20	38	109	(15)%	86 %	54 %
Compensation and benefits	2,866	693	699	660	614	2,666	625	604	617	621	2,468	1 %	1 %	(7)%
General and administrative expenses	3,821	1,147	846	810	847	3,650	1,097	915	885	867	3,763	2 %	(2)%	3 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	40	12	122	43	24	200	6	15	84	65	169	169 %	(22)%	(15)%
Noninterest expenses	6,727	1,852	1,667	1,514	1,484	6,517	1,728	1,534	1,585	1,553	6,401	5 %	(2)%	(2)%
Noncontrolling interests	26	3	21	(0)	0	24	1	18	1	0	20	(40)%	(75)%	(18)%
Profit (loss) before tax	1,498	448	366	227	(185)	856	247	217	39	(71)	433	(62)%	N/M	(49)%
Balance Sheet and Resources														
Employees (front office full-time equivalent)[4]	10,674	10,522	9,987	10,070	9,960	9,960	10,249	10,297	10,277	10,095	10,095	1 %	(2)%	1 %
Total employees (full-time equivalent)[4,13]	21,957	21,831	21,059	20,995	20,505	20,505	20,050	20,048	20,192	19,656	19,656	(4)%	(3)%	(4)%
Assets[4,14]	471,539	487,384	460,405	463,362	458,191	458,191	503,778	520,564	584,905	502,821	502,821	10 %	(14)%	10 %
Risk-weighted assets (fully loaded)[4,5]	120,316	125,522	118,924	116,325	124,410	124,410	120,544	120,069	124,567	118,622	118,622	(5)%	(5)%	(5)%
of which Operational risk RWA (fully loaded)[4]	32,737	33,666	32,015	32,320	32,141	32,141	30,643	28,139	27,531	26,525	26,525	(17)%	(4)%	(17)%
Leverage exposure (fully loaded)[4,15]	426,311	456,827	405,382	413,635	419,313	419,313	467,250	459,472	493,562	439,354	439,354	5 %	(11)%	5 %
Performance measures and Ratios[1]														
Provision for credit losses as a % of loans, in bps	10	29	(11)	0	27	11	4	25	11	20	14	(7)bps	9 bps	4 bps
Cost/income ratio	81.0 %	79.0 %	81.8 %	87.0 %	110.4 %	87.3 %	87.1 %	84.6 %	96.3 %	102.2 %	91.9 %	(8.3)ppt	5.8 ppt	4.7 ppt
Post-tax return on average shareholders' equity[16]	3.9 %	5.2 %	4.0 %	2.2 %	(2.8) %	2.1 %	2.5 %	2.1 %	(0.1) %	(1.5) %	0.8 %	1.3 ppt	(1.4)ppt	(1.4)ppt
Post-tax return on average tangible shareholders' equity[2,16]	4.1 %	5.6 %	4.4 %	2.5 %	(3.1) %	2.3 %	2.8 %	2.3 %	(0.1) %	(1.6) %	0.8 %	1.5 ppt	(1.5)ppt	(1.5)ppt
Costs														
Noninterest expenses	6,727	1,852	1,667	1,514	1,484	6,517	1,728	1,534	1,585	1,553	6,401	5 %	(2)%	(2)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	169	53	16	13	14	96	(3)	135	12	(9)	135	N/M	N/M	41 %
Restructuring and severance	91	18	126	51	39	233	18	26	77	98	219	151 %	27 %	(6)%
Adjusted costs	6,467	1,781	1,525	1,450	1,432	6,188	1,713	1,374	1,496	1,464	6,047	2 %	(2)%	(2)%
Transformation charges[1]	0	0	0	0	0	0	0	0	77	137	214	N/M	77 %	N/M
Adjusted costs ex. transformation charges	6,467	1,781	1,525	1,450	1,432	6,188	1,713	1,374	1,419	1,328	5,833	(7)%	(6)%	(6)%

For footnotes please refer to page 28.

Private Bank

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Private Bank Germany	5,253	1,505	1,318	1,335	1,295	5,453	1,343	1,296	1,267	1,209	5,116	(7)%	(5)%	(6)%
Private & Commercial Business International[12]	1,457	374	376	341	349	1,441	359	366	358	358	1,442	3 %	(0)%	0 %
Wealth Management	2,022	426	471	418	433	1,748	427	429	411	419	1,687	(3)%	2 %	(3)%
Total net revenues	**8,732**	**2,305**	**2,164**	**2,094**	**2,077**	**8,641**	**2,129**	**2,092**	**2,037**	**1,986**	**8,245**	**(4)%**	**(3)%**	**(5)%**
of which:														
Net interest income	5,120	1,298	1,301	1,285	1,334	5,217	1,317	1,290	1,266	1,260	5,133	(6)%	(1)%	(2)%
Commission and fee income	2,994	776	722	700	628	2,826	748	705	724	748	2,925	19 %	3 %	4 %
Remaining income	617	232	141	109	115	598	65	97	47	(21)	187	N/M	N/M	(69)%
Provision for credit losses	**325**	**71**	**97**	**65**	**114**	**347**	**107**	**63**	**53**	**119**	**342**	**5 %**	**123 %**	**(1)%**
Compensation and benefits	3,635	883	904	895	931	3,613	887	884	881	867	3,519	(7)%	(2)%	(3)%
General and administrative expenses	4,138	1,006	962	993	971	3,932	946	923	991	1,118	3,978	15 %	13 %	1 %
Impairment of goodwill and other intangible assets	12	0	0	0	0	0	0	545	0	(0)	545	N/M	N/M	N/M
Restructuring activities	358	(17)	11	3	52	49	(26)	(12)	(1)	165	126	N/M	N/M	155 %
Noninterest expenses	**8,143**	**1,872**	**1,877**	**1,891**	**1,954**	**7,593**	**1,807**	**2,339**	**1,872**	**2,150**	**8,168**	**10 %**	**15 %**	**8 %**
Noncontrolling interests	(12)	0	0	1	(1)	(0)	0	(0)	0	(0)	(0)	(43)%	N/M	N/M
Profit (loss) before tax	**275**	**363**	**190**	**137**	**11**	**701**	**216**	**(310)**	**112**	**(283)**	**(265)**	**N/M**	**N/M**	**N/M**
Balance Sheet and Resources														
Employees (front office full-time equivalent)[4]	39,272	39,096	38,997	38,794	38,415	38,415	38,140	37,983	38,100	37,266	37,266	(3)%	(2)%	(3)%
Total employees (full-time equivalent)[4,13]	45,050	45,056	44,830	44,562	43,983	43,983	44,277	44,089	44,140	43,123	43,123	(2)%	(2)%	(2)%
Assets[4,14]	278,014	276,417	281,363	283,353	288,513	288,513	291,969	289,981	287,197	282,773	282,773	(2)%	(2)%	(2)%
Risk-weighted assets (fully loaded)[4,5]	70,138	70,382	68,691	68,728	69,308	69,308	71,694	74,148	77,290	75,442	75,442	9 %	(2)%	9 %
of which Operational risk RWA (fully loaded)[4]	10,564	10,063	9,795	9,469	9,460	9,460	8,839	8,811	9,079	8,325	8,325	(12)%	(8)%	(12)%
Leverage exposure (fully loaded)[6,15]	289,314	287,805	290,614	293,515	299,577	299,577	303,233	304,184	302,158	292,028	292,028	(3)%	(3)%	(3)%
Deposits[4]	274,763	273,787	276,631	276,260	280,511	280,511	286,828	292,341	290,946	289,062	289,062	3 %	(1)%	3 %
Loans (gross of allowance for loan losses)[4]	215,395	214,455	216,847	218,865	221,070	221,070	223,909	223,200	226,703	229,746	229,746	4 %	1 %	4 %
Allowance for loan losses[4]	1,925	2,675	2,718	2,648	2,710	2,710	2,711	2,540	2,547	2,505	2,505	(8)%	(2)%	(8)%
Assets under management, in € bn.[4,17]	480	472	478	475	451	451	478	483	487	487	487	8 %	0 %	8 %
Net flows, in € bn.	3	2	1	(3)	(2)	(2)	6	4	(1)	(6)	4	194 %	N/M	N/M
Performance measures and Ratios[1]														
Net interest margin	N/M	2.1%	2.1%	2.1%	2.2%	2.1%	2.1%	2.0%	2.0%	2.0%	2.0%	(0.1)ppt	0.0 ppt	(0.1)ppt
Provision for credit losses as a % of loans, in bps	15	13	18	12	21	16	19	11	9	21	15	0 bps	11 bps	(1)bps
Cost/income ratio	93.3 %	81.2 %	86.7 %	90.3 %	94.0 %	87.9 %	84.8 %	111.8 %	91.9 %	108.3 %	99.1 %	14.2 ppt	16.4 ppt	11.2 ppt
Post-tax return on average shareholders' equity[16]	1.0 %	8.1 %	4.1 %	2.7 %	(0.3) %	3.6 %	4.5 %	(7.7) %	2.1 %	(7.4) %	(2.1) %	(7.1)ppt	(9.5)ppt	(5.7)ppt
Post-tax return on average tangible shareholders' equity[2,16]	1.3 %	9.8 %	4.9 %	3.3 %	(0.3) %	4.4 %	5.4 %	(9.2) %	2.5 %	(8.4) %	(2.4) %	(8.1)ppt	(10.9)ppt	(6.8)ppt
Costs														
Noninterest expenses	**8,143**	**1,872**	**1,877**	**1,891**	**1,954**	**7,593**	**1,807**	**2,339**	**1,872**	**2,150**	**8,168**	**10 %**	**15 %**	**8 %**
Impairment of goodwill and other intangible assets	12	0	0	0	0	0	0	545	0	(0)	545	N/M	N/M	N/M
Litigation charges, net	52	(21)	(50)	(4)	(4)	(79)	(22)	(14)	(2)	18	(20)	N/M	N/M	(74)%
Restructuring and severance	395	9	21	9	73	112	(18)	(7)	9	174	158	139 %	N/M	41 %
Adjusted costs	**7,684**	**1,883**	**1,906**	**1,887**	**1,884**	**7,560**	**1,848**	**1,815**	**1,865**	**1,958**	**7,486**	**4 %**	**5 %**	**(1)%**
Transformation charges[1]	0	0	0	0	0	0	0	12	5	174	191	N/M	N/M	N/M
Adjusted costs ex. transformation charges	**7,684**	**1,883**	**1,906**	**1,887**	**1,884**	**7,560**	**1,848**	**1,803**	**1,860**	**1,784**	**7,295**	**(5)%**	**(4)%**	**(4)%**

For footnotes please refer to page 28.

Asset Management

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Management Fees	2,247	531	530	532	521	2,115	509	539	540	552	2,141	6 %	2 %	1 %
Performance & Transaction Fees	199	18	29	20	23	91	11	66	21	104	201	N/M	N/M	122 %
Other	86	(4)	1	14	(30)	(19)	5	(11)	(18)	15	(10)	N/M	N/M	(48)%
Total net revenues	2,532	545	561	567	514	2,187	525	594	543	671	2,332	31 %	24 %	7 %
Provision for credit losses	(1)	0	(1)	(1)	0	(1)	(0)	0	0	1	1	N/M	N/M	N/M
Compensation and benefits	812	194	194	189	210	787	200	228	194	210	832	0 %	8 %	6 %
General and administrative expenses	978	276	240	202	211	929	196	217	209	230	851	9 %	10 %	(8)%
Impairment of goodwill and other intangible assets	3	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	6	3	7	2	7	19	2	27	1	(2)	29	N/M	N/M	51 %
Noninterest expenses	1,799	473	441	393	427	1,735	398	471	404	438	1,711	3 %	8 %	(1)%
Noncontrolling interests	1	0	26	31	27	85	31	33	34	55	152	103 %	61 %	80 %
Profit (loss) before tax	732	72	94	144	59	368	97	89	105	177	468	199 %	69 %	27 %
Balance Sheet and Resources														
Employees (front office full-time equivalent)[4]	4,002	4,038	4,008	4,014	4,013	4,013	4,039	3,998	3,994	3,924	3,924	(2)%	(2)%	(2)%
Total employees (full-time equivalent)[4,13]	5,026	5,030	4,941	4,901	4,868	4,868	4,569	4,508	4,585	4,540	4,540	(7)%	(1)%	(7)%
Assets[4,14]	8,050	9,534	9,937	9,288	10,030	10,030	9,959	9,708	9,969	9,936	9,936	(1)%	(0)%	(1)%
Risk-weighted assets (fully loaded)[4,5]	8,432	8,914	9,498	9,518	10,365	10,365	10,305	10,377	10,493	9,527	9,527	(8)%	(9)%	(8)%
of which Operational risk RWA (fully loaded)[4]	5,020	4,761	4,975	4,976	5,017	5,017	4,968	5,150	4,854	4,570	4,570	(9)%	(6)%	(9)%
Leverage exposure (fully loaded)[6,15]	2,870	4,289	4,767	4,661	5,044	5,044	4,878	4,557	4,937	4,643	4,643	(8)%	(6)%	(8)%
Management fee margin (in bps)[18]	32	31	31	30	30	31	30	30	29	29	30	(1)bps	(1)bps	(1)bps
Assets under management, in € bn.[4,17]	702	678	692	694	664	664	706	721	754	768	768	16 %	2 %	16 %
Net flows, in € bn.	16	(8)	(5)	(3)	(7)	(23)	2	4	6	12	25	N/M	97 %	N/M
Performance measures and Ratios[1]														
Cost/income ratio	71.1 %	86.7 %	78.7 %	69.3 %	83.2 %	79.3 %	75.7 %	79.4 %	74.4 %	65.3 %	73.4 %	(17.9)ppt	(9.1)ppt	(6.0)ppt
Post-tax return on average shareholders' equity[18]	10.8 %	4.4 %	5.6 %	8.5 %	3.4 %	5.5 %	5.6 %	5.1 %	6.0 %	10.2 %	6.7 %	6.9 ppt	4.2 ppt	1.2 ppt
Post-tax return on average tangible shareholders' equity[2,18]	58.9 %	22.8 %	17.1 %	23.0 %	9.2 %	17.4 %	14.9 %	13.7 %	16.2 %	27.5 %	18.1 %	18.4 ppt	11.4 ppt	0.7 ppt
Costs														
Noninterest expenses	1,799	473	441	393	427	1,735	398	471	404	438	1,711	3 %	8 %	(1)%
Impairment of goodwill and other intangible assets	3	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	5	27	16	(25)	16	33	(1)	2	(0)	(6)	(5)	N/M	N/M	N/M
Restructuring and severance	18	4	9	4	27	45	4	28	6	3	41	(88)%	(48)%	(8)%
Adjusted costs	1,774	442	416	414	384	1,657	395	442	398	441	1,675	15 %	11 %	1 %
Transformation charges[1]	0	0	0	0	0	0	0	0	9	21	30	N/M	139 %	N/M
Adjusted costs ex. transformation charges	1,774	442	416	414	384	1,657	395	442	389	419	1,644	9 %	8 %	(1)%

For footnotes please refer to page 28.

Corporate & Other

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Total net revenues	(539)	(64)	(102)	54	(8)	(120)	(17)	188	(76)	**59**	**155**	N/M	N/M	N/M
Provision for credit losses	(0)	2	(2)	2	(2)	1	(0)	2	(1)	**(1)**	**0**	(38)%	59%	(84)%
Compensation and benefits	3,078	773	806	741	758	3,079	736	730	707	663	2,836	(12)%	(6)%	(8)%
General and administrative expenses	(2,497)	(663)	(730)	(635)	(629)	(2,656)	(705)	(594)	(626)	(395)	(2,320)	(37)%	(37)%	(13)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	1	(0)	(0)	0	(1)	(1)	0	(0)	40	0	40	N/M	(100)%	N/M
Noninterest expenses	582	111	76	106	129	421	31	135	121	**269**	**556**	108%	121%	32%
Noncontrolling interests	(16)	(3)	(48)	(32)	(27)	(109)	(32)	(51)	(36)	(54)	(173)	104%	52%	58%
Profit (loss) before tax	(1,105)	(173)	(129)	(23)	(109)	(433)	(15)	101	(161)	**(154)**	**(229)**	41%	(5)%	(47)%
Balance Sheet and Resources														
Employees (full-time equivalent)[4]	31,590	31,610	30,932	30,523	29,463	29,463	29,110	28,942	28,596	27,679	27,679	(6)%	(3)%	(6)%
Risk-weighted assets (fully loaded)[4,5]	15,322	14,522	15,722	15,690	16,045	16,045	18,477	17,320	18,627	18,029	18,029	12%	(3)%	12%
Leverage exposure (fully loaded)[6,1,5]	16,378	12,189	7,617	3,477	20,746	20,746	21,521	25,639	49,553	42,605	42,605	105%	(14)%	105%
Costs														
Noninterest expenses	582	111	76	106	129	421	31	135	121	**269**	**556**	108%	121%	32%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	112	2	44	4	1	51	3	18	78	138	238	N/M	77%	N/M
Restructuring and severance	2	0	36	3	21	60	(3)	18	37	29	82	39%	(22)%	37%
Adjusted costs	468	108	(4)	99	108	311	30	99	7	**102**	**237**	(6)%	N/M	(24)%
Transformation charges[1]	0	0	0	0	0	0	0	0	2	37	39	N/M	N/M	N/M
Adjusted costs ex. transformation charges	468	108	(4)	99	108	311	30	99	5	**64**	**198**	(40)%	N/M	(36)%

For footnotes please refer to page 28.

Core Bank[1]

(In € m, unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Total net revenues	24,403	6,396	6,047	5,716	5,280	23,438	5,964	5,982	5,484	**5,528**	**22,957**	5 %	1 %	(2)%
Provision for credit losses	416	131	96	91	243	561	158	170	149	**260**	**738**	7 %	75 %	31 %
Compensation and benefits	11,496	2,808	2,868	2,731	2,772	11,180	2,714	2,701	2,652	2,631	10,699	(5)%	(1)%	(4)%
General and administrative expenses	9,186	2,560	1,978	2,029	2,067	8,634	2,277	2,214	2,225	2,725	9,441	32 %	23 %	9 %
Impairment of goodwill and other intangible assets	21	0	0	0	0	0	0	1,036	2	(0)	1,037	N/M	N/M	N/M
Restructuring activities	425	(8)	158	54	94	299	(18)	42	130	347	501	N/M	167 %	68 %
Noninterest expenses	21,128	5,360	5,005	4,813	4,934	20,112	4,973	5,992	5,008	**5,704**	**21,678**	16 %	14 %	8 %
Noncontrolling interests	(0)	(0)	(0)	(0)	(0)	(1)	(0)	(0)	(1)	0	(1)	N/M	N/M	136 %
Profit (loss) before tax	2,860	905	946	811	103	2,765	832	(180)	328	**(437)**	**543**	N/M	N/M	(80)%
Balance Sheet and Resources														
Employees (front office full-time equivalent)[4]	93,187	92,711	91,310	90,758	89,203	89,203	88,977	88,719	88,483	86,392	86,392	(3)%	(2)%	(3)%
Assets[4,14]	1,012,520	1,006,939	985,866	997,826	977,774	977,774	1,055,874	1,056,487	1,141,811	1,038,450	1,038,450	6 %	(9)%	6 %
Risk-weighted assets (fully loaded)[4,5]	271,969	277,205	272,149	268,329	278,289	278,289	280,779	282,098	287,963	278,141	278,141	(0)%	(3)%	(0)%
of which Operational risk RWA (fully loaded)[4]	57,718	58,178	56,452	56,067	56,250	56,250	53,674	51,655	49,191	46,731	46,731	(17)%	(5)%	(17)%
Leverage exposure (fully loaded)[6,15]	1,010,452	1,022,657	983,016	998,034	991,817	991,817	1,063,242	1,054,477	1,113,745	1,041,135	1,041,135	5 %	(7)%	5 %
Deposits[4]	575,737	565,448	553,822	551,700	562,700	562,700	575,080	575,591	583,332	571,209	571,209	2 %	(2)%	2 %
Loans (gross of allowance for loan losses)[4]	380,649	379,763	384,102	392,042	399,239	399,239	409,713	414,148	426,409	430,279	430,279	8 %	1 %	8 %
Allowance for loan losses[4]	3,163	3,707	3,769	3,681	3,853	3,853	3,880	3,710	3,753	3,763	3,763	(2)%	0 %	(2)%
Performance measures and Ratios[1]														
Net interest margin	N/M	1.4%	1.5%	1.5%	1.6%	1.5%	1.6%	1.6%	1.6%	1.5%	1.6%	(0.1)ppt	(0.1)ppt	0.1 ppt
Cost/income ratio	86.6 %	83.8 %	82.8 %	84.2 %	93.4 %	85.8 %	83.4 %	100.2 %	91.3 %	103.2 %	94.4 %	9.8 ppt	11.9 ppt	8.6 ppt
Post-tax return on average shareholders' equity[16]	0.2 %	3.3 %	3.8 %	2.9 %	(1.5) %	2.1 %	4.0 %	(21.3) %	(1.6) %	(7.9) %	(6.7) %	(6.5)ppt	(6.3)ppt	(8.8)ppt
Post-tax return on average tangible shareholders' equity[2,16]	0.2 %	3.9 %	4.5 %	3.5 %	(1.7) %	2.5 %	4.7 %	(25.2) %	(1.9) %	(9.1) %	(7.9) %	(7.4)ppt	(7.3)ppt	(10.4)ppt
Costs														
Noninterest expenses	21,128	5,360	5,005	4,813	4,934	20,112	4,973	5,992	5,008	**5,704**	**21,678**	16 %	14 %	8 %
Impairment of goodwill and other intangible assets	21	0	0	0	0	0	0	1,036	2	(0)	1,037	N/M	N/M	N/M
Litigation charges, net	195	61	20	1	54	135	(23)	129	89	149	344	177 %	68 %	155 %
Restructuring and severance	537	31	215	75	173	494	3	83	136	427	649	146 %	N/M	31 %
Adjusted costs	20,374	5,268	4,770	4,738	4,707	19,483	4,993	4,745	4,782	**5,128**	**19,648**	9 %	7 %	1 %
Transformation charges[1]	0	0	0	0	0	0	0	12	98	524	635	N/M	N/M	N/M
Adjusted costs ex. transformation charges	20,374	5,268	4,770	4,738	4,707	19,483	4,993	4,733	4,683	**4,604**	**19,014**	(2)%	(2)%	(2)%

For footnotes please refer to page 28.

Capital Release Unit

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Total net revenues	2,044	581	544	459	294	1,878	387	221	(222)	**(179)**	**208**	N/M	(19)%	(89)%
Provision for credit losses	110	(43)	(1)	(1)	9	(36)	(18)	(8)	26	**(14)**	**(14)**	N/M	N/M	(61)%
Compensation and benefits	758	194	182	128	131	635	151	112	120	60	443	(55)%	(51)%	(30)%
General and administrative expenses	2,788	896	574	614	569	2,652	793	875	552	592	2,811	4 %	7 %	6 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	(0)	0	0	0	N/M	N/M	N/M
Restructuring activities	21	7	24	23	7	62	1	8	94	40	143	N/M	(58)%	132 %
Noninterest expenses	3,567	1,097	779	765	708	3,349	946	995	766	**691**	**3,397**	(2)%	(10)%	1 %
Noncontrolling interests	0	0	0	0	0	1	0	0	1	(0)	1	N/M	N/M	136 %
Profit (loss) before tax	(1,633)	(473)	(235)	(305)	(422)	(1,435)	(541)	(765)	(1,015)	**(856)**	**(3,177)**	103 %	(16)%	121 %
Balance Sheet and Resources														
Employees (front office full-time equivalent)[4]	4,348	4,419	4,118	3,959	2,534	2,534	2,486	2,147	1,475	1,205	1,205	(52)%	(18)%	(52)%
Total employees (full-time equivalent)[4,13]	9,435	10,050	9,627	9,431	7,817	7,817	7,937	7,570	6,415	5,935	5,935	(24)%	(7)%	(24)%
Assets[4,14]	462,212	470,796	435,094	382,157	370,363	370,363	381,305	379,609	359,111	259,224	259,224	(30)%	(28)%	(30)%
Risk-weighted assets (fully loaded)[4,5]	72,243	77,030	76,170	73,396	72,144	72,144	66,696	64,780	56,016	45,874	45,874	(36)%	(18)%	(36)%
of which Operational risk RWA (fully loaded)[4]	33,893	34,847	37,037	34,778	35,739	35,739	31,959	32,540	29,349	25,931	25,931	(27)%	(12)%	(27)%
Leverage exposure (fully loaded)[6,15]	384,435	386,578	341,147	307,375	281,109	281,109	282,090	249,685	177,140	126,905	126,905	(55)%	(28)%	(55)%
Performance measures and Ratios[1]														
Cost/income ratio	174.5 %	188.8 %	143.3 %	166.7 %	N/M	178.3 %	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Post-tax return on average shareholders' equity[16]	(8.3) %	(10.6) %	(5.9) %	(7.8) %	(10.9) %	(8.8) %	(13.9) %	(20.7) %	(31.0) %	(30.0) %	(23.1) %	(19.0)ppt	1.0 ppt	(14.3)ppt
Post-tax return on average tangible shareholders' equity[2,16]	(8.7) %	(11.0) %	(6.0) %	(7.9) %	(11.1) %	(9.0) %	(14.1) %	(20.8) %	(31.1) %	(30.5) %	(23.4) %	(19.4)ppt	0.7 ppt	(14.4)ppt
Costs														
Noninterest expenses	3,567	1,097	779	765	708	3,349	946	995	766	**691**	**3,397**	(2)%	(10)%	1 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	(0)	0	0	0	N/M	N/M	N/M
Litigation charges, net	18	5	(51)	13	(15)	(47)	6	35	24	63	129	N/M	163 %	N/M
Restructuring and severance	33	10	24	28	8	69	4	9	98	46	157	N/M	(52)%	127 %
Adjusted costs	3,516	1,082	806	724	715	3,327	936	951	644	**581**	**3,112**	(19)%	(10)%	(6)%
Transformation charges[1]	0	0	0	0	0	0	0	339	87	84	510	N/M	(4)%	N/M
Adjusted costs ex. transformation charges[23]	3,516	1,082	806	724	715	3,327	936	612	557	**497**	**2,602**	(30)%	(11)%	(22)%

For footnotes please refer to page 28.

Asset Quality [19]

(in € m.)

Amortized Cost[20]	Gross Carrying Amount					Allowance for Credit Losses[21]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2019	645,967	24,680	7,531	2,150	**680,328**	549	492	3,015	36	**4,093**
Sep 30, 2019	688,844	28,511	7,537	2,264	**727,156**	548	515	3,068	54	**4,185**
Jun 30, 2019	646,295	29,124	7,543	2,222	**685,183**	556	534	2,996	37	**4,123**
Mar 31, 2019	669,594	29,428	7,312	2,289	**708,623**	533	527	3,252	17	**4,329**
Dec 31, 2018	637,037	32,335	7,452	1,963	**678,787**	509	501	3,247	3	**4,259**
Sep 30, 2018	652,985	26,248	7,845	1,832	**688,910**	458	487	3,300	(1)	**4,245**
Jun 30, 2018	656,063	26,586	7,913	2,078	**692,640**	460	504	3,495	9	**4,468**
Mar 31, 2018	667,647	24,848	7,879	1,859	**702,234**	454	531	3,468	0	**4,453**

Fair Value through OCI	Fair Value					Allowance for Credit Losses				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2019	45,083	397	23	0	**45,503**	16	9	10	0	**35**
Sep 30, 2019	44,419	551	0	0	**44,970**	14	11	0	0	**24**
Jun 30, 2019	49,542	417	0	0	**49,959**	14	1	0	0	**15**
Mar 31, 2019	53,593	287	0	0	**53,879**	14	1	0	0	**15**
Dec 31, 2018	50,932	247	2	1	**51,182**	11	1	0	(0)	**13**
Sep 30, 2018	49,411	245	3	0	**49,660**	9	1	0	0	**10**
Jun 30, 2018	48,591	217	3	1	**48,812**	9	1	1	0	**11**
Mar 31, 2018	52,635	504	8	4	**53,151**	6	5	1	0	**11**

Off-Balance sheet	Notional Amount					Allowance for Credit Losses[21]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2019	251,930	5,864	1,424	0	**259,218**	128	48	166	0	**342**
Sep 30, 2019	256,942	5,961	1,066	0	**263,969**	137	53	139	0	**329**
Jun 30, 2019	246,689	7,056	627	0	**254,371**	139	73	90	0	**301**
Mar 31, 2019	253,530	8,998	494	0	**263,023**	131	71	95	0	**297**
Dec 31, 2018	252,039	10,021	599	0	**262,659**	132	73	84	0	**289**
Sep 30, 2018	240,340	5,601	1,244	1	**247,186**	119	55	110	0	**285**
Jun 30, 2018	208,454	5,245	1,001	0	**214,700**	121	49	136	0	**307**
Mar 31, 2018	202,866	5,081	1,518	0	**209,465**	119	41	146	0	**306**

Memo	Gross charge-offs	Recoveries	Net charge-offs	Net charge-offs / Total loans (at amortized cost)
Dec 31, 2019	898	(96)	802	0.18%
Sep 30, 2019	576	(60)	516	0.12%
Jun 30, 2019	463	(41)	422	0.10%
Mar 31, 2019	99	(25)	74	0.02%
Dec 31, 2018	995	(172)	823	0.20%
Sep 30, 2018	700	(126)	574	0.14%
Jun 30, 2018	362	(110)	252	0.06%
Mar 31, 2018	183	(48)	135	0.03%

For footnotes please refer to page 28.

Regulatory capital

(In € m., unless stated otherwise)	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2019 vs. Dec 31, 2018
Regulatory capital (fully loaded)[4]										
Common Equity Tier 1 capital	48,300	47,336	47,884	47,767	47,486	47,712	46,523	46,044	44,148	(7)%
Tier 1 capital	52,921	51,956	52,479	52,363	52,082	52,307	51,119	50,639	48,733	(6)%
Tier 2 capital	10,329	10,144	9,233	9,185	9,211	9,270	9,037	9,221	7,770	(16)%
Total capital	63,250	62,101	61,712	61,547	61,292	61,577	60,156	59,860	56,503	(8)%
Risk-weighted assets and capital adequacy ratios (fully loaded)[1,4]										
Risk-weighted assets	344,212	354,235	348,319	341,725	350,432	347,475	346,878	343,979	324,015	(8)%
Common Equity Tier 1 capital ratio	14.0 %	13.4 %	13.7 %	14.0 %	13.6 %	13.7 %	13.4 %	13.4 %	13.6%	0.1 ppt
Tier 1 capital ratio	15.4 %	14.7 %	15.1 %	15.3 %	14.9 %	15.1 %	14.7 %	14.7 %	15.0%	0.2 ppt
Total capital ratio	18.4 %	17.5 %	17.7 %	18.0 %	17.5 %	17.7 %	17.3 %	17.4 %	17.4%	(0.1)ppt
Regulatory capital (phase-in)[4]										
Common Equity Tier 1 capital[7]	50,808	47,336	47,884	47,767	47,486	47,712	46,523	46,044	44,148	(7)%
Tier 1 capital	57,631	55,844	55,452	55,343	55,091	55,354	54,138	53,743	50,546	(8)%
Tier 2 capital	6,384	6,256	6,260	6,204	6,202	6,223	6,018	6,117	5,957	(4)%
Total capital	64,016	62,101	61,712	61,547	61,292	61,577	60,156	59,860	56,503	(8)%
Risk-weighted assets and capital adequacy ratios (phase-in)[1,4]										
Risk-weighted assets[7]	343,316	354,235	348,319	341,725	350,432	347,475	346,878	343,979	324,015	(8)%
Common Equity Tier 1 capital ratio	14.8 %	13.4 %	13.7 %	14.0 %	13.6 %	13.7 %	13.4 %	13.4 %	13.6%	0.1 ppt
Tier 1 capital ratio	16.8 %	15.8 %	15.9 %	16.2 %	15.7 %	15.9 %	15.6 %	15.6 %	15.6%	(0.1)ppt
Total capital ratio	18.6 %	17.5 %	17.7 %	18.0 %	17.5 %	17.7 %	17.3 %	17.4 %	17.4%	(0.1)ppt

For footnotes please refer to page 28.

Leverage ratio[4,6]

(In €bn., unless stated otherwise)	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2019 vs. Dec 31, 2018
Total assets	1,475	1,478	1,421	1,380	1,348	1,437	1,436	1,501	1,298	(4)%
Changes from IFRS to CRR/CRD 4	(80)	(68)	(97)	(75)	(75)	(92)	(132)	(210)	(130)	72 %
Derivatives netting	(328)	(306)	(314)	(293)	(288)	(300)	(336)	(400)	(305)	6 %
Derivatives add-on	142	145	139	138	131	135	135	127	109	(17)%
Written credit derivatives	16	15	12	13	18	11	9	12	9	(50)%
Securities Financing Transactions	41	28	17	18	14	16	12	9	6	(55)%
Off-balance sheet exposure after application of credit conversion factors	95	95	97	98	99	100	101	105	103	3 %
Consolidation, regulatory and other adjustments	(46)	(45)	(48)	(49)	(49)	(53)	(53)	(64)	(51)	5 %
Leverage exposure (fully loaded)	1,395	1,409	1,324	1,305	1,273	1,345	1,304	1,291	1,168	(8)%
Leverage exposure (phase-in)[7]	1,396	1,409	1,324	1,305	1,273	1,345	1,304	1,291	1,168	(8)%
Tier 1 capital (fully loaded)	52.9	52.0	52.5	52.4	52.1	52.3	51.1	50.6	48.7	(6)%
Leverage ratio (fully loaded)[1]	3.8 %	3.7 %	4.0 %	4.0 %	4.1 %	3.9 %	3.9 %	3.9 %	4.2 %	0.1 ppt
Tier 1 capital (phase-in)	57.6	55.8	55.5	55.3	55.1	55.4	54.1	53.7	50.5	(8)%
Leverage ratio (phase-in)[1]	4.1 %	4.0 %	4.2 %	4.2 %	4.3 %	4.1 %	4.2 %	4.2 %	4.3 %	(0.0)ppt

For footnotes please refer to page 28.

Non-GAAP financial measures (1/9)

Return Ratios and Adjusted profit (loss) before tax - Group

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	1,228	432	711	506	(319)	1,330	292	(946)	(687)	**(1,293)**	**(2,634)**	N/M	88 %	N/M
Profit (loss)	(735)	120	401	229	(409)	341	201	(3,150)	(832)	**(1,483)**	**(5,265)**	N/M	78 %	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	27	35	125	110 %	29 %	68 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(751)	120	361	211	(425)	267	178	(3,190)	(859)	**(1,518)**	**(5,390)**	N/M	77 %	N/M
Profit (loss) attributable to additional equity components	325	77	80	81	82	319	81	82	83	83	328	2 %	0 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders	(1,076)	43	282	130	(507)	(52)	97	(3,272)	(942)	**(1,602)**	**(5,718)**	N/M	70 %	N/M
Average allocated shareholders' equity	63,926	62,631	62,236	62,616	62,792	62,610	62,527	61,799	58,754	57,476	60,170	(8)%	(2)%	(4)%
Deduct: Average allocated goodwill and other intangible assets[22]	8,881	8,610	8,150	8,255	8,378	8,386	8,374	8,038	6,942	6,662	7,528	(20)%	(4)%	(10)%
Average allocated tangible shareholders' equity	55,045	54,021	54,086	54,361	54,414	54,224	54,153	53,760	51,813	**50,814**	**52,643**	(7)%	(2)%	(3)%
Post-tax return on average shareholders' equity[1,16]	(1.7) %	0.3 %	1.8 %	0.8 %	(3.2) %	(0.1) %	0.6 %	(21.2) %	(6.4) %	(11.1) %	(9.5) %	(7.9)ppt	(4.7)ppt	(9.4)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	(2.0) %	0.3 %	2.1 %	1.0 %	(3.7) %	(0.1) %	0.7 %	(24.3) %	(7.3) %	(12.6) %	(10.9) %	(8.9)ppt	(5.3)ppt	(10.8)ppt
Specific revenue items:														
Revenues	26,447	6,976	6,590	6,175	5,575	25,316	6,351	6,203	5,262	**5,349**	**23,165**	(4)%	2 %	(8)%
Deduct: Specific revenue items (for details see divisional pages)	(86)	315	194	(16)	199	691	31	109	(182)	**34**	**(8)**	(83)%	N/M	N/M
Revenues ex. specific items	26,533	6,661	6,397	6,191	5,376	24,625	6,320	6,094	5,444	**5,315**	**23,173**	(1)%	(2)%	(6)%
Transformation charges[1]:														
Occupancy	0	0	0	0	0	0	0	0	14	123	137	N/M	N/M	N/M
IT costs	0	0	0	0	0	0	0	333	167	477	977	N/M	185 %	N/M
Professional service fees	0	0	0	0	0	0	0	0	4	8	12	N/M	91 %	N/M
Other	0	0	0	0	0	0	0	18	0	0	18	N/M	N/M	N/M
Transformation charges[1]	0	0	0	0	0	0	0	351	186	**608**	**1,145**	N/M	N/M	N/M
Adjusted profit (loss) before tax:														
Profit (loss) before tax	1,228	432	711	506	(319)	1,330	292	(946)	(687)	**(1,293)**	**(2,634)**	N/M	88 %	N/M
Deduct: Specific revenue items	(86)	315	194	(16)	199	691	31	109	(182)	34	(8)	(83)%	N/M	N/M
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	351	186	608	1,145	N/M	N/M	N/M
Deduct: Impairment of goodwill / other intangibles	21	0	0	0	0	0	0	1,035	2	(0)	1,037	N/M	N/M	N/M
Deduct: Restructuring & severance	570	41	239	103	181	563	6	92	234	473	805	161 %	102 %	43 %
Adjusted profit (loss) before tax	1,905	158	756	625	(337)	1,202	267	424	(84)	**(246)**	**361**	(27)%	193 %	(70)%

For footnotes please refer to page 28.

Non-GAAP financial measures (2/9)

Return Ratios and Adjusted profit (loss) before tax - Corporate Bank

(In €m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	1,459	195	425	326	327	1,273	288	(278)	233	**(107)**	**137**	N/M	N/M	(89)%
Profit (loss)	978	141	306	235	235	916	208	(200)	168	**(77)**	**98**	N/M	N/M	(89)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	978	141	306	235	235	916	208	(200)	168	**(77)**	**98**	N/M	N/M	(89)%
Profit (loss) attributable to additional equity components	59	13	13	14	14	54	14	14	14	14	55	(2)%	2 %	3 %
Profit (loss) attributable to Deutsche Bank shareholders	919	128	293	221	221	863	194	(214)	154	**(91)**	**43**	N/M	N/M	(95)%
Average allocated shareholders' equity	10,143	10,089	9,650	9,911	10,107	9,987	9,795	9,675	8,732	8,753	9,280	(13)%	0 %	(7)%
Deduct: Average allocated goodwill and other intangible assets	1,053	949	867	768	649	826	641	589	205	110	385	(83)%	(47)%	(53)%
Average allocated tangible shareholders' equity	9,090	9,140	8,783	9,143	9,458	9,161	9,154	9,086	8,527	**8,644**	**8,895**	(9)%	1 %	(3)%
Post-tax return on average shareholders' equity[1,16]	9.1 %	5.1 %	12.1 %	8.9 %	8.7 %	8.6 %	7.9 %	(8.9) %	7.1 %	(4.1) %	0.5 %	(12.9)ppt	(11.2)ppt	(8.2)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	10.1 %	5.6 %	13.3 %	9.7 %	9.3 %	9.4 %	8.5 %	(9.4) %	7.2 %	(4.2) %	0.5 %	(13.5)ppt	(11.4)ppt	(8.9)ppt
Specific revenue items:														
Revenues	5,376	1,264	1,386	1,260	1,353	5,263	1,343	1,295	1,335	**1,291**	**5,264**	(5)%	(3)%	0 %
CVA / DVA	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Gain on sale - Global Transaction Banking	0	0	57	0	0	57	0	0	0	0	0	N/M	N/M	N/M
Deduct: Specific revenue items	0	0	57	0	0	57	0	0	0	**0**	**0**	N/M	N/M	N/M
Revenues ex. specific items	5,376	1,264	1,329	1,260	1,353	5,206	1,343	1,295	1,335	**1,291**	**5,264**	(5)%	(3)%	1 %
Adjusted profit (loss) before tax:														
Profit (loss) before tax	1,459	195	425	326	327	1,273	288	(278)	233	**(107)**	**137**	N/M	N/M	(89)%
Deduct: Specific revenue items	0	0	57	0	0	57	0	0	0	0	0	N/M	N/M	N/M
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	0	6	154	160	N/M	N/M	N/M
Deduct: Impairment of goodwill / other intangibles	6	0	0	0	0	0	0	491	2	(0)	492	N/M	N/M	N/M
Deduct: Restructuring & severance	31	(0)	23	8	14	44	2	18	7	123	150	N/M	N/M	N/M
Adjusted profit (loss) before tax	1,497	195	390	334	340	1,260	290	230	248	**170**	**939**	(50)%	(31)%	(26)%

For footnotes please refer to page 28.

Non-GAAP financial measures (3/9)

Return Ratios and Adjusted profit (loss) before tax - Investment Bank

(In €m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	1,498	448	366	227	(185)	856	247	217	39	**(71)**	**433**	(62)%	N/M	(49)%
Profit (loss)	1,004	323	264	163	(133)	616	178	157	28	**(51)**	**312**	(62)%	N/M	(49)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	1,004	323	264	163	(133)	616	178	157	28	**(51)**	**312**	(62)%	N/M	(49)%
Profit (loss) attributable to additional equity components	127	30	31	31	32	124	32	32	34	**35**	**133**	10 %	3 %	7 %
Profit (loss) attributable to Deutsche Bank shareholders	877	293	232	132	(165)	492	146	124	(6)	**(86)**	**178**	(48)%	N/M	(64)%
Average allocated shareholders' equity	22,553	22,335	23,316	23,523	23,740	23,155	23,735	23,839	23,579	**23,481**	**23,639**	(1)%	(0)%	2 %
Deduct: Average allocated goodwill and other intangible assets	1,392	1,509	2,063	2,295	2,454	2,062	2,456	2,315	2,066	**1,917**	**2,199**	(22)%	(7)%	7 %
Average allocated tangible shareholders' equity	21,161	20,826	21,253	21,228	21,286	21,093	21,279	21,524	21,512	**21,564**	**21,440**	1 %	0 %	2 %
Post-tax return on average shareholders' equity[1,16]	3.9 %	5.2 %	4.0 %	2.2 %	(2.8) %	2.1 %	2.5 %	2.1 %	(0.1) %	**(1.5) %**	**0.8 %**	1.3 ppt	(1.4)ppt	(1.4)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	4.1 %	5.6 %	4.4 %	2.5 %	(3.1) %	2.3 %	2.8 %	2.3 %	(0.1) %	**(1.6) %**	**0.8 %**	1.5 ppt	(1.5)ppt	(1.5)ppt
Specific revenue items:														
Revenues	8,303	2,344	2,038	1,741	1,344	7,467	1,983	1,813	1,646	**1,520**	**6,961**	13 %	(8)%	(7)%
CVA / DVA	(348)	61	56	(58)	67	126	(49)	(15)	(62)	**(14)**	**(140)**	N/M	(77)%	N/M
Change in valuation of an investment - FIC S&T	0	84	0	0	56	140	36	101	(37)	**42**	**143**	(25)%	N/M	2 %
Deduct: Specific revenue items	(348)	145	56	(58)	123	266	(12)	86	(99)	**28**	**3**	(77)%	N/M	(99)%
Revenues ex. specific items	8,651	2,199	1,981	1,799	1,221	7,201	1,995	1,727	1,745	**1,492**	**6,959**	22 %	(14)%	(3)%
Adjusted profit (loss) before tax:														
Profit (loss) before tax	1,498	448	366	227	(185)	856	247	217	39	**(71)**	**433**	(62)%	N/M	(49)%
Deduct: Specific revenue items	(348)	145	56	(58)	123	266	(12)	86	(99)	**28**	**3**	(77)%	N/M	(99)%
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	0	77	**137**	**214**	N/M	77 %	N/M
Deduct: Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Deduct: Restructuring & severance	91	18	126	51	39	233	18	26	77	**98**	**219**	151 %	27 %	(6)%
Adjusted profit (loss) before tax	1,938	320	436	336	(269)	823	277	157	293	**136**	**863**	N/M	(54)%	5 %

For footnotes please refer to page 28.

Non-GAAP financial measures (4/9)

Return Ratios and Adjusted profit (loss) before tax - Private Bank

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	275	363	190	137	11	701	216	(310)	112	(283)	(265)	N/M	N/M	N/M
Profit (loss)	184	261	137	99	8	505	155	(223)	81	(204)	(191)	N/M	N/M	N/M
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	184	261	137	99	8	505	155	(223)	81	(204)	(191)	N/M	N/M	N/M
Profit (loss) attributable to additional equity components	60	14	15	15	16	60	15	16	17	17	65	10 %	4 %	9 %
Profit (loss) attributable to Deutsche Bank shareholders	124	247	122	84	(8)	445	140	(239)	64	(221)	(256)	N/M	N/M	N/M
Average allocated shareholders' equity	11,886	12,127	11,965	12,259	12,453	12,231	12,499	12,460	11,960	11,961	12,241	(4)%	0 %	0 %
Deduct: Average allocated goodwill and other intangible assets	2,124	2,039	1,974	2,059	2,110	2,063	2,108	2,025	1,577	1,439	1,787	(32)%	(9)%	(13)%
Average allocated tangible shareholders' equity	9,762	10,089	9,991	10,200	10,343	10,168	10,391	10,435	10,383	10,522	10,454	2 %	1 %	3 %
Post-tax return on average shareholders' equity[1,16]	1.0 %	8.1 %	4.1 %	2.7 %	(0.3) %	3.6 %	4.5 %	(7.7) %	2.1 %	(7.4) %	(2.1) %	(7.1)ppt	(9.5)ppt	(5.7)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	1.3 %	9.8 %	4.9 %	3.3 %	(0.3) %	4.4 %	5.4 %	(9.2) %	2.5 %	(8.4) %	(2.4) %	(8.1)ppt	(10.9)ppt	(6.8)ppt
Specific revenue items:														
Revenues	8,732	2,305	2,164	2,094	2,077	8,641	2,129	2,092	2,037	1,986	8,245	(4)%	(3)%	(5)%
CVA / DVA	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Gain from property sale - Private Bank Germany	(10)	156	0	0	0	156	0	0	0	0	0	N/M	N/M	N/M
Sal. Oppenheim workout - Wealth Management	409	14	81	42	35	172	43	23	18	21	105	(41)%	18 %	(50)%
Gain from property sale in WM / Sal. Oppenheim	0	0	0	0	40	40	0	0	0	0	0	N/M	N/M	N/M
Deduct: Specific revenue items	398	170	81	42	75	368	43	23	18	21	105	(72)%	18 %	(71)%
Revenues ex. specific items	8,333	2,136	2,084	2,052	2,002	8,273	2,086	2,069	2,019	1,965	8,140	(2)%	(3)%	(2)%
Adjusted profit (loss) before tax:														
Profit (loss) before tax	275	363	190	137	11	701	216	(310)	112	(283)	(265)	N/M	N/M	N/M
Deduct: Specific revenue items	398	170	81	42	75	368	43	23	18	21	105	(72)%	18 %	(71)%
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	12	5	174	191	N/M	N/M	N/M
Deduct: Impairment of goodwill / other intangibles	12	0	0	0	0	0	0	545	0	(0)	545	N/M	N/M	N/M
Deduct: Restructuring & severance	395	9	21	9	73	112	(18)	(7)	9	174	158	139 %	N/M	41 %
Adjusted profit (loss) before tax	285	202	131	104	8	445	154	217	107	45	524	N/M	(58)%	18 %

For footnotes please refer to page 28.

Non-GAAP financial measures (5/9)

Return Ratios and Adjusted profit (loss) before tax - Asset Management

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	732	72	94	144	59	368	97	89	105	177	468	199 %	69 %	27 %
Profit (loss)	491	52	67	103	43	265	70	64	75	127	337	199 %	69 %	27 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	491	52	67	103	43	265	70	64	75	127	337	199 %	69 %	27 %
Profit (loss) attributable to additional equity components	5	1	2	3	3	9	3	3	3	3	11	13 %	2 %	30 %
Profit (loss) attributable to Deutsche Bank shareholders	486	50	65	101	40	257	67	62	73	125	326	N/M	72 %	27 %
Average allocated shareholders' equity	4,505	4,540	4,623	4,725	4,747	4,659	4,808	4,830	4,834	4,871	4,836	3 %	1 %	4 %
Deduct: Average allocated goodwill and other intangible assets[22]	3,680	3,654	3,098	2,974	3,003	3,181	3,016	3,033	3,038	3,063	3,038	2 %	1 %	(5)%
Average allocated tangible shareholders' equity	825	886	1,525	1,752	1,743	1,478	1,793	1,797	1,795	1,808	1,798	4 %	1 %	22 %
Post-tax return on average shareholders' equity[1,16]	10.8 %	4.4 %	5.6 %	8.5 %	3.4 %	5.5 %	5.6 %	5.1 %	6.0 %	10.2 %	6.7 %	6.9 ppt	4.2 ppt	1.2 ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	58.9 %	22.8 %	17.1 %	23.0 %	9.2 %	17.4 %	14.9 %	13.7 %	16.2 %	27.5 %	18.1 %	18.4 ppt	11.4 ppt	0.7 ppt
Specific revenue items:														
Revenues	2,532	545	561	567	514	2,187	525	594	543	671	2,332	31 %	24 %	7 %
CVA / DVA	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Insurance recovery related to a real-estate fund	52	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Deduct: Specific revenue items	52	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Revenues ex. specific items	2,480	545	561	567	514	2,187	525	594	543	671	2,332	31 %	24 %	7 %
Adjusted profit (loss) before tax:														
Profit (loss) before tax	732	72	94	144	59	368	97	89	105	177	468	199 %	69 %	27 %
Deduct: Specific revenue items	52	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	0	9	21	30	N/M	139 %	N/M
Deduct: Impairment of goodwill / other intangibles	3	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Deduct: Restructuring & severance	18	4	9	4	27	45	4	28	6	3	41	(88)%	(48)%	(8)%
Adjusted profit (loss) before tax	700	76	103	148	87	413	101	117	120	202	539	133 %	68 %	31 %

For footnotes please refer to page 28.

Non-GAAP financial measures (6/9)

Return Ratios and Adjusted profit (loss) before tax - Corporate & Other

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	(1,105)	(173)	(129)	(23)	(109)	(433)	(15)	101	(161)	**(154)**	**(229)**	41 %	(5)%	(47)%
Profit (loss)	(2,298)	(316)	(204)	(152)	(257)	(928)	(21)	(2,396)	(453)	**(663)**	**(3,533)**	158 %	46 %	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	27	**35**	**125**	110 %	29 %	68 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(2,313)	(315)	(244)	(170)	(274)	(1,003)	(43)	(2,436)	(480)	**(698)**	**(3,658)**	155 %	45 %	N/M
Profit (loss) attributable to additional equity components	0	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders	(2,313)	(315)	(244)	(170)	(274)	(1,003)	(43)	(2,436)	(480)	**(698)**	**(3,658)**	155 %	45 %	N/M
Average allocated shareholders' equity	752	(0)	0	0	0	0	0	0	0	**0**	**0**	N/M	26 %	108 %
Deduct: Average allocated goodwill and other intangible assets	42	(0)	0	0	0	0	0	0	0	**0**	**0**	140 %	1 %	106 %
Average allocated tangible shareholders' equity	710	0	0	0	(0)	0	(0)	(0)	0	**0**	**0**	N/M	64 %	113 %
Post-tax return on average shareholders' equity[1,16]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	**N/M**	**N/M**	N/M	N/M	N/M
Post-tax return on average tangible shareholders' equity[12,16]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	**N/M**	**N/M**	N/M	N/M	N/M
Specific revenue items:														
Revenues	(539)	(64)	(102)	54	(8)	(120)	(17)	188	(76)	**59**	**155**	N/M	N/M	N/M
CVA / DVA	(164)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
CTA realization / loss on sale	(164)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Adjustment of cash flow hedge	137	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Deduct: Specific revenue items	(191)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Revenues ex. specific items	(348)	(64)	(102)	54	(8)	(120)	(17)	188	(76)	**59**	**155**	N/M	N/M	N/M
Adjusted profit (loss) before tax:														
Profit (loss) before tax	(1,105)	(173)	(129)	(23)	(109)	(433)	(15)	101	(161)	**(154)**	**(229)**	41 %	(5)%	(47)%
Deduct: Specific revenue items	(191)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	0	2	**37**	**39**	N/M	N/M	N/M
Deduct: Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Deduct: Restructuring & severance	2	0	36	3	21	60	(3)	18	37	**29**	**82**	39 %	(22)%	37 %
Adjusted profit (loss) before tax	(911)	(173)	(93)	(19)	(88)	(373)	(18)	120	(123)	**(88)**	**(109)**	(0)%	(29)%	(71)%

For footnotes please refer to page 28.

Non-GAAP financial measures (7/9)

Return Ratios and Adjusted profit (loss) before tax - Core Bank

(In €m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	2,860	905	946	811	103	2,765	832	(180)	328	**(437)**	**543**	N/M	N/M	(80)%
Profit (loss)	358	461	570	449	(105)	1,375	590	(2,599)	(101)	**(867)**	**(2,977)**	N/M	N/M	N/M
Profit (loss) attributable to noncontrolling interests	15	(0)	40	18	17	75	23	40	27	35	125	110 %	29 %	68 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	343	461	530	431	(122)	1,300	567	(2,639)	(128)	**(902)**	**(3,102)**	N/M	N/M	N/M
Profit (loss) attributable to additional equity components	251	58	61	63	64	246	63	65	67	69	265	8 %	3 %	7 %
Profit (loss) attributable to Deutsche Bank shareholders	93	403	469	368	(186)	1,054	504	(2,704)	(196)	**(972)**	**(3,367)**	N/M	N/M	N/M
Average allocated shareholders' equity	49,839	49,091	49,554	50,419	51,047	50,032	50,837	50,804	49,105	49,067	49,997	(4)%	(0)%	(0)%
Deduct: Average allocated goodwill and other intangible assets[22]	8,291	8,151	8,002	8,096	8,217	8,132	8,221	7,962	6,888	6,529	7,409	(21)%	(5)%	(9)%
Average allocated tangible shareholders' equity	41,548	40,941	41,552	42,323	42,830	41,900	42,616	42,842	42,217	**42,538**	**42,588**	(1)%	1 %	2 %
Post-tax return on average shareholders' equity[1,16]	0.2 %	3.3 %	3.8 %	2.9 %	(1.5) %	2.1 %	4.0 %	(21.3) %	(1.6) %	(7.9) %	(6.7) %	(6.5)ppt	(6.3)ppt	(8.8)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	0.2 %	3.9 %	4.5 %	3.5 %	(1.7) %	2.5 %	4.7 %	(25.2) %	(1.9) %	(9.1) %	(7.9) %	(7.4)ppt	(7.3)ppt	(10.4)ppt
Specific revenue items:														
Revenues	24,403	6,396	6,047	5,716	5,280	23,438	5,964	5,982	5,484	**5,528**	**22,957**	5 %	1 %	(2)%
Deduct: Specific revenue items (for details see divisional pages)	(89)	315	194	(16)	199	691	31	109	(81)	**49**	**108**	(75)%	N/M	(84)%
Revenues ex. specific items	24,492	6,080	5,853	5,732	5,082	22,747	5,933	5,872	5,566	**5,479**	**22,850**	8 %	(2)%	0 %
Adjusted profit (loss) before tax:														
Profit (loss) before tax	2,860	905	946	811	103	2,765	832	(180)	328	**(437)**	**543**	N/M	N/M	(80)%
Deduct: Specific revenue items	(89)	315	194	(16)	199	691	31	109	(81)	49	108	(75)%	N/M	(84)%
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	12	98	524	635	N/M	N/M	N/M
Deduct: Impairment of goodwill / other intangibles	21	0	0	0	0	0	0	1,036	2	(0)	1,037	N/M	N/M	N/M
Deduct: Restructuring & severance	537	31	215	75	173	494	3	83	136	427	649	146 %	N/M	31 %
Adjusted profit (loss) before tax	3,508	621	967	902	78	2,568	805	841	646	**465**	**2,756**	N/M	(28)%	7 %

For footnotes please refer to page 28.

Non-GAAP financial measures (8/9)

Return Ratios and Adjusted profit (loss) before tax - Capital Release Unit

(In €m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Return ratios:														
Profit (loss) before tax	(1,633)	(473)	(235)	(305)	(422)	(1,435)	(541)	(765)	(1,015)	**(856)**	**(3,177)**	103 %	(16)%	121 %
Profit (loss)	(1,094)	(341)	(169)	(220)	(304)	(1,033)	(389)	(551)	(731)	**(616)**	**(2,287)**	103 %	(16)%	121 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(1,094)	(341)	(169)	(220)	(304)	(1,033)	(389)	(551)	(731)	**(616)**	**(2,287)**	103 %	(16)%	121 %
Profit (loss) attributable to additional equity components	75	19	19	18	17	73	17	17	16	**14**	**64**	(20)%	(11)%	(13)%
Profit (loss) attributable to Deutsche Bank shareholders	(1,169)	(359)	(188)	(238)	(321)	(1,106)	(406)	(568)	(747)	**(630)**	**(2,351)**	96 %	(16)%	113 %
Average allocated shareholders' equity	14,087	13,539	12,682	12,197	11,745	12,577	11,690	10,995	9,649	**8,409**	**10,174**	(28)%	(13)%	(19)%
Deduct: Average allocated goodwill and other intangible assets	591	459	149	159	161	254	153	76	54	**133**	**119**	(18)%	147 %	(53)%
Average allocated tangible shareholders' equity	13,497	13,080	12,534	12,038	11,584	12,323	11,537	10,919	9,595	**8,276**	**10,055**	(29)%	(14)%	(18)%
Post-tax return on average shareholders' equity[1,16]	(8.3) %	(10.6) %	(5.9) %	(7.8) %	(10.9) %	(8.8) %	(13.9) %	(20.7) %	(31.0) %	**(30.0) %**	**(23.1) %**	(19.0)ppt	1.0 ppt	(14.3)ppt
Post-tax return on average tangible shareholders' equity[1,2,16]	(8.7) %	(11.0) %	(6.0) %	(7.9) %	(11.1) %	(9.0) %	(14.1) %	(20.8) %	(31.1) %	**(30.5) %**	**(23.4) %**	(19.4)ppt	0.7 ppt	(14.4)ppt
Specific revenue items:														
Revenues	2,044	581	544	459	294	1,878	387	221	(222)	**(179)**	**208**	N/M	(19)%	(89)%
CVA / DVA	0	0	0	0	0	0	0	0	(19)	**(15)**	**(35)**	N/M	(21)%	N/M
Update in valuation methodology	3	0	0	0	0	0	0	0	(81)	**0**	**(81)**	N/M	N/M	N/M
Deduct: Specific revenue items	3	0	0	0	0	0	0	0	(100)	**(15)**	**(116)**	N/M	(85)%	N/M
Revenues ex. specific items	2,041	581	544	459	294	1,878	387	221	(122)	**(164)**	**323**	N/M	34 %	(83)%
Adjusted profit (loss) before tax:														
Profit (loss) before tax	(1,633)	(473)	(235)	(305)	(422)	(1,435)	(541)	(765)	(1,015)	**(856)**	**(3,177)**	103 %	(16)%	121 %
Deduct: Specific revenue items	3	0	0	0	0	0	0	0	(100)	**(15)**	**(116)**	N/M	(85)%	N/M
Deduct: Transformation charges[1]	0	0	0	0	0	0	0	339	87	**84**	**510**	N/M	(4)%	N/M
Deduct: Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	(0)	0	**0**	**0**	N/M	N/M	N/M
Deduct: Restructuring & severance	33	10	24	28	8	69	4	9	98	**46**	**157**	N/M	(52)%	127 %
Adjusted profit (loss) before tax	(1,603)	(463)	(211)	(277)	(415)	(1,366)	(537)	(417)	(730)	**(711)**	**(2,395)**	71 %	(3)%	75 %

For footnotes please refer to page 28.

Non-GAAP financial measures (9/9)

Per Share information and net assets

(In € m., unless stated otherwise)	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	FY 2019 vs. FY 2018
Earnings per share measure:														
Profit (loss) attributable to Deutsche Bank shareholders after AT1-coupon adjustment (in € m)	(1,049)	120	69	211	(425)	(26)	178	(3,520)	(859)	(1,518)	(5,719)	N/M	77 %	N/M
Weighted-average shares outstanding	1,968	2,095	2,104	2,104	2,104	2,102	2,097	2,114	2,112	2,117	2,110	1 %	0 %	0 %
Adjusted weighted-average shares after assumed conversions	1,968	2,151	2,155	2,157	2,104	2,102	2,152	2,114	2,112	2,117	2,110	1 %	0 %	0 %
Basic earnings per share in €[5]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	N/M	76 %	N/M
Diluted earnings per share in €[1,5]	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	€ 0.08	€ (1.66)	€ (0.41)	€ (0.72)	€ (2.71)	N/M	76 %	N/M
Book Value per basic share outstanding:														
Total shareholders' equity (Book value)	63,174	61,943	62,656	62,577	62,495	62,495	62,914	58,742	58,354	55,857	55,857	(11)%	(4)%	(11)%
Number of shares issued	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	0 %	0 %	0 %
Treasury shares	(0)	(1)	(7)	(2)	(1)	(1)	(4)	(2)	(1)	(1)	(1)	(50)%	(43)%	(50)%
Vested share awards	29	32	41	38	40	40	45	50	48	52	52	32 %	9 %	32 %
Basic Shares Outstanding	2,095	2,098	2,100	2,103	2,105	2,105	2,108	2,115	2,114	2,119	2,119	1 %	0 %	1 %
Book value per basic share outstanding in €	€ 30.16	€ 29.53	€ 29.83	€ 29.75	€ 29.69	€ 29.69	€ 29.84	€ 27.77	€ 27.61	€ 26.37	€ 26.37	(11)%	(4)%	(11)%
Tangible book value per basic share outstanding:														
Total shareholders' equity (Book value)	63,174	61,943	62,656	62,577	62,495	62,495	62,914	58,742	58,354	55,857	55,857	(11)%	(4)%	(11)%
Deduct: Goodwill and other intangible assets[22]	8,839	8,037	8,223	8,295	8,372	8,372	8,404	6,938	6,859	6,254	6,254	(25)%	(9)%	(25)%
Tangible shareholders' equity (Tangible book value)	54,335	53,906	54,433	54,283	54,122	54,122	54,509	51,804	51,495	49,603	49,603	(8)%	(4)%	(8)%
Number of shares issued	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	0 %	0 %	0 %
Treasury shares	(0)	(1)	(7)	(2)	(1)	(1)	(4)	(2)	(1)	(1)	(1)	(50)%	(43)%	(50)%
Vested share awards	29	32	41	38	40	40	45	50	48	52	52	32 %	9 %	32 %
Basic Shares Outstanding	2,095	2,098	2,100	2,103	2,105	2,105	2,108	2,115	2,114	2,119	2,119	1 %	0 %	1 %
Tangible book value per basic share outstanding in €	€ 25.94	€ 25.70	€ 25.91	€ 25.81	€ 25.71	€ 25.71	€ 25.86	€ 24.49	€ 24.36	€ 23.41	€ 23.41	(9)%	(4)%	(9)%
Net assets in € bn.														
Total assets[4]	1,475	1,478	1,421	1,380	1,348	1,348	1,437	1,436	1,501	1,298	1,298	(4)%	(14)%	(4)%
Deduct: Derivatives (incl. hedging derivatives) credit line netting	288	269	278	258	253	253	263	292	351	266	266	5 %	(24)%	5 %
Deduct: Derivatives cash collateral received / paid	72	69	71	66	68	68	70	79	94	74	74	9 %	(21)%	9 %
Deduct: Securities Financing Transactions credit line netting	1	5	1	1	1	1	1	1	4	1	1	75 %	(71)%	75 %
Deduct: Pending settlements netting	20	47	45	40	18	18	40	42	34	10	10	(41)%	(69)%	(41)%
Net assets[1,4]	1,095	1,088	1,026	1,016	1,010	1,010	1,063	1,022	1,019	946	946	(6)%	(7)%	(6)%

For footnotes please refer to page 28.

Definition of certain financial measures (1/4)

Non-GAAP Financial Measures

This document and other documents the Group has published or may publish contain non-GAAP financial measures. Non-GAAP financial measures are measures of the Group's historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group's financial statements.

Return on Equity Ratios

The Group reports a post tax return on average shareholders' equity and a post-tax return on average tangible shareholders' equity, each of which is a non-GAAP financial measure.

The post-tax returns on average shareholders' equity and average tangible shareholders' equity are calculated as profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon assumed dividend accruals as a percentage of average shareholders' equity and average tangible shareholders' equity, respectively.

Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon payments for the segments is a non-GAAP financial measure and is defined as profit (loss) excluding post-tax profit (loss) attributable to noncontrolling interests and excluding AT1 coupon payments, which are allocated to segments based on their allocated average tangible shareholders' equity.

For the Group, it reflects the reported effective tax rate which was 160 % for FY 2017, 72 % for Q1 2018, 44 % for Q2 2018, 55 % for Q3 2018, (28)% for Q4 2018, 74 % for FY 2018, 31 % for Q1 2019, (233)% for Q2 2019, (21)% for Q3 2019, (15)% for Q4 2019, (100)% for FY 2019.

For the segments, the applied tax rate was 28 % for all quarters in 2019, 28% for all quarters in 2018 and 33 % for 2017.

At the Group level, tangible shareholders' equity is shareholders' equity as reported in the Consolidated Balance Sheet excluding goodwill and other intangible assets. Tangible shareholders' equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders' equity as allocated to the segments. Shareholders' equity and tangible shareholders' equity are presented on an average basis.

The Group believes that a presentation of average tangible shareholders' equity makes comparisons to its competitors easier, and refers to this measure in the return on equity ratios presented by the Group. However, average tangible shareholders' equity is not a measure provided for in IFRS, and the Group's ratios based on this measure should not be compared to other companies' ratios without considering differences in the calculations.

Allocation of Average Shareholders' Equity

Shareholders' equity is fully allocated to the Group's segments based on the regulatory capital demand of each segment. Regulatory capital demand reflects the combined contribution of each segment to the Groups' Common Equity Tier 1 ratio, the Groups' Leverage ratio and the Group's Capital Loss under Stress.

Contributions in each of the three dimensions are weighted to reflect their relative importance and level of constraint for the Group.

Contributions to the Common Equity Tier 1 ratio and the Leverage ratio are measured through Risk Weighted Assets (RWA) and Leverage Ratio Exposure assuming full implementation of CRR/CRD 4 rules. The Group's Capital Loss under Stress is a measure of the Group's overall economic risk exposure under a defined stress scenario.

Goodwill and other intangible assets are directly attributed to the Group's segments in order to allow the determination of allocated tangible shareholders' equity and the respective returns.

Shareholders' equity and tangible shareholders' equity is allocated on a monthly basis and averaged across quarters and for the full year. 2017 has been restated.

Definition of certain financial measures (2/4)

Adjusted costs

Adjusted costs is one of the key performance indicators and is a non-GAAP financial measure for which the most directly comparable IFRS financial measure is noninterest expenses. Adjusted costs is calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) litigation charges, net and (iii) restructuring and severance from noninterest expenses under IFRS. The Group believes that a presentation of noninterest expenses excluding the impact of these items provides a more meaningful depiction of the costs associated with our operating businesses.

Revenues excluding specific items

Revenues excluding specific items is a performance indicator that is a non-GAAP financial measure most directly comparable to the IFRS financial measure net revenues. Revenues excluding specific items is calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are own credit risk related valuation effects of the group's own debt measured at fair value (2017 only, while with the introduction of IFRS 9 in 2018 the own credit risk component is recorded in Other Comprehensive Income), Debt Valuation Adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time. The Group believes that a presentation of net revenues excluding the impact of these items provides a more meaningful depiction of the revenues associated with our business.

Transformation charges

Transformation charges are costs, included in adjusted costs, that are directly related to Deutsche Bank's transformation as a result of the new strategy announced on July 7, 2019. Such charges include the transformation-related impairment of software and real estate, legal fees related to asset disposals as well as the quarterly amortization on software related to the Equities Sales and Trading business and onerous contract provisions.

Any other costs related to Deutsche Bank's ongoing business, even if related to the Capital Release Unit (CRU), do not qualify as Transformation Charges.

Adjusted profit (loss) before tax

Adjusted profit (loss) before tax is calculated by adjusting the profit (loss) before tax under IFRS for specific revenue items, transformation charges, impairments of goodwill and other intangibles, as well as restructuring and severance expenses.

Definition of certain financial measures (3/4)

Fully loaded CRR/CRD 4 Measures

Since January 1, 2014, our regulatory assets, exposures, risk-weighted assets, capital and ratios thereof are calculated for regulatory purposes under CRR/CRD4. CRR/CRD 4 provides for "transitional" (or "phase-in") rules, under which capital instruments that are no longer eligible under the new rules are permitted to be phased out as the new rules on regulatory adjustments are phased in, as well as regarding the risk weighting of certain categories of assets (e.g., grandfathering of equity investments at a risk-weight of 100 %).

We also set forth in this and other documents such CRR/CRD 4 measures on a "fully loaded" basis, reflecting full application of the rules without consideration of the transitional provisions under CRR/CRD 4.

For the transitional CRR/CRD 4 CET1 and RWA numbers, these transitional arrangements have been considered lastly for December 31, 2017 and expired thereafter. Consequently, for periods after December 31, 2017, transitional rules have not been applied to CET1 and RWA numbers, resulting in no difference for CET1 capital and RWA under the fully loaded or transitional regime.

For descriptions of these fully loaded CRR/CRD 4 measures and the differences from the most directly comparable measures under the CRR/CRD 4 transitional rules, please refer to (i) "Management Report: Risk Report: Risk and Capital Performance: Capital, Leverage Ratio and MREL" on pages 90 through 103 of our Annual Report 2018, in particular the subsections thereof entitled "Development of Regulatory Capital", "Development of Risk-Weighted Assets" and "Leverage Ratio", and "Supplementary Information (Unaudited): Non-GAAP Financial Measures: Fully loaded CRR/CRD 4 Measures" on page 419 of our Annual Report 2018 and (ii) the sections "Risk information" and "Non-GAAP financial measures" of our 1Q19 Earnings Report, 2Q19 Interim Report and 3Q19 Earnings Report. Such sections also provide reconciliation to the respective CRR/CRD 4 transitional or IFRS values.

Net assets

Net assets are defined as IFRS Total assets adjusted to reflect the recognition of legal netting agreements, offsetting of cash collateral received and paid and offsetting pending settlements balances.

Book Value and Tangible Book Value per Basic Share Outstanding

Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the Bank's total shareholders' equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the Bank's total shareholders' equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.

Definition of certain financial measures (4/4)

Core Bank

The Core Bank represents the Group excluding the Capital Release Unit (CRU).

Cost ratios

Cost/income ratio: Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Compensation ratio: Compensation and benefits as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Noncompensation ratio: Noncompensation noninterest expenses, which are defined as total noninterest expenses less compensation and benefits, as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Other key ratios

Diluted earnings per share: Profit (loss) attributable to Deutsche Bank shareholders, which is defined as profit (loss) excluding noncontrolling interests, divided by the weighted-average number of diluted shares outstanding. Diluted earnings per share assume the conversion into common shares of outstanding securities or other contracts to issue common stock, such as share options, convertible debt, unvested deferred share awards and forward contracts.

Book value per basic share outstanding: Book value per basic share outstanding is defined as shareholders' equity divided by the number of basic shares outstanding (both at period end).

Tangible book value per basic share outstanding: Tangible book value per basic share outstanding is defined as shareholders' equity less goodwill and other intangible assets, divided by the number of basic shares outstanding (both at period-end).

Tier 1 capital ratio: Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Common Equity Tier 1 capital ratio: Common Equity Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Fully loaded CRR/CRD4 Leverage Ratio: Tier 1 capital (CRR/CRD4 fully loaded), as a percentage of the CRR/CRD4 leverage ratio exposure measure (fully loaded).

Phase-in CRR/CRD4 Leverage Ratio: Tier 1 capital (CRR/CRD4 phase-in), as a percentage of the CRR/CRD4 leverage ratio exposure measure (phase-in until Q4 2017, fully loaded starting Q1 2018).

Net interest margin: For Group and Divisions, Net interest income (before provision for credit losses) as a percentage of average total interest earnings assets. Net interest margins per division are based on their contribution to the Group results. For FY 2017, numbers for the new segment composition as of the Q3 2019 are not available on a monthly basis therefore an average balance cannot be calculated.

Average yield on loans: Interest income on loans as a percentage of average loans at amortized cost.

Footnotes

1. Definitions of certain financial measures are provided on pages 24-27 of this document.
2. The reconciliation of average tangible shareholders' equity is provided on pages 15-23 of this document.
3. The reconciliation of adjusted costs is provided on pages 3 to 11 of this document.
4. At period end.
5. Regulatory capital amounts, risk weighted assets and capital ratios are based upon CRR/CRD 4 fully-loaded.
6. We calculate our leverage ratio exposure on a fully loaded basis in accordance with Article 429 of the CRR as per Delegated Regulation (EU) 2015/62 of October 10, 2014 published in the Official Journal of the European Union on January 17, 2015 amending Regulation (EU) No 575/2013.
7. For the transitional CRR/CRD 4 CET1, RWA and Leverage exposure numbers the transitional arrangements have been considered lastly for December 31, 2017 and expired thereafter, so that there is no longer any difference between transitional and fully loaded numbers for CET1 capital, RWA and CRR/CRD 4 Leverage exposure measure.
8. Earnings were adjusted by € 330 million before tax, € 292 million and € 298 million net of tax for the coupons paid on Additional Tier 1 Notes in April 2019, April 2018 and April 2017, respectively. In 2019 the tax impact is recognized in net income (loss) directly. The coupons paid on Additional Tier 1 Notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33.
   Diluted Earnings per Common Share include the numerator effect of assumed conversions. In case of a net loss potentially dilutive shares are not considered for the earnings per share calculation, because to do so would decrease the net loss per share.
9. Q2 2019 reflects €491 million impairment of goodwill related to the Cash Generating Unit Global Transaction Banking & Corporate Finance (GTB & CF) within the former Corporate & Investment Bank corporate division.
10. Includes Additional Tier 1 Notes, which constitute unsecured and subordinated notes of Deutsche Bank and are classified as equity in accordance with IFRS.
11. Includes net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss, net fee and commission income and remaining revenues.
12. Covers operations in Belgium, India, Italy and Spain.
13. Reflects front office employees and related infrastructure employees on an allocated basis.
14. Segment assets represent consolidated view, i.e. the amounts do not include intersegment balances (except for Central Liquidity Reserves, Shorts Coverage, Liquidity Portfolio and Repack reallocations, regarding assets consumed by other segments but managed by CB/ IB).
15. Contains Group-neutral reallocation of Central Liquidity Reserves to business divisions.
16. Based on Profit (loss) attributable to Deutsche Bank shareholders (Post-tax).
17. Assets under Management include assets held on behalf of customers for investment purposes and/or assets that are managed by DB. They are managed on a discretionary or advisory basis or are deposited with DB.
18. Annualized management fees divided by average Assets under Management.
19. IFRS 9 introduces a three stage approach to impairment for Financial Assets that are not credit-impaired at the date of origination or purchase. This approach is summarized as follows:
    Stage 1: The Group recognizes a credit loss allowance at an amount equal to 12-month expected credit losses.
    Stage 2: The Group recognizes a credit loss allowance at an amount equal to lifetime expected credit losses for those Financial Assets which are considered to have experienced a significant increase in credit risk since initial recognition.
    Stage 3: The Group recognizes a loss allowance at an amount equal to lifetime expected credit losses, reflecting a Probability of Default of 100 %, via the expected recoverable cash flows for the asset, for those Financial Assets that are credit-impaired. POCI = Purchased or Originated Credit Impaired.
20. Financial Assets at Amortized Cost consist of: Loans at Amortized Cost, Cash and central bank balances, Interbank balances (w/o central banks), Central bank funds sold and securities purchased under resale agreements, Securities borrowed and certain subcategories of Other assets.
21. Allowance for credit losses does not include allowance for country risk for Amortized Cost and Off-Balance Sheet positions.
22. Since Q1 2018 Goodwill and other intangible assets attributable to the partial sale of DWS are excluded.
23. Including expenses of € 102 million incurred in the fourth quarter 2019 associated with the Prime Finance platform being transferred to BNP Paribas and which are consistent with those eligible for reimbursement under the terms of the transfer agreement. Reimbursement is effective from 1 December 2019 and, as a result, approximately one third of the aforementioned quarterly cost has been recorded as reimbursable in revenues for the month of December.